                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [ ]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                      ImmuLogic Pharmaceutical Corporation
                (Name of Registrant as Specified In Its Charter)

                      ImmuLogic Pharmaceutical Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[ ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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

                      IMMULOGIC PHARMACEUTICAL CORPORATION

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                         ON WEDNESDAY, AUGUST 18, 1999

     The Annual Meeting of Stockholders of ImmuLogic Pharmaceutical Corporation (the "Company") will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 on Wednesday, August 18, 1999 at 9:00 a.m., local time, to consider and act upon the following matters:

     1. To elect three directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

     2. To approve the Plan of Complete Liquidation and Dissolution of the Company, substantially in the form of Exhibit A attached to the accompanying Proxy Statement.

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Stockholders of record at the close of business on July 1, 1999 will be entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

                                            By Order of the Board of Directors,

                                            J. RICHARD CROWLEY,
                                            Secretary

Waltham, Massachusetts
July 15, 1999

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                      IMMULOGIC PHARMACEUTICAL CORPORATION
                               610 LINCOLN STREET
                          WALTHAM, MASSACHUSETTS 02451

                            PROXY STATEMENT FOR THE
                      1999 ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON AUGUST 18, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ImmuLogic Pharmaceutical Corporation (the "Company" or "ImmuLogic") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 on Wednesday, August 18, 1999 at 9:00 a.m., local time, and at any adjournment or adjournments of that meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company or by signing another proxy of a later date or by personally voting at the Annual Meeting, or any adjournment thereof. All proxies will be voted in accordance with the instructions contained therein. If no choice is specified, the proxies will be voted in favor of the director nominees of the Company and the Plan of Complete Liquidation and Dissolution (the "Plan of Liquidation"), and, with respect to any other matter properly presented at the Annual Meeting, the persons named therein will be authorized to vote, or otherwise act, in accordance with their judgment on such matters.

     The Company's Annual Report for the year ended December 31, 1998 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about July 15, 1999.

     The cost of soliciting proxies will be borne by the Company. In addition to this solicitation, the officers, directors and regular employees of the Company, without any additional compensation, may solicit proxies by mail, telephone or personal contact. The Company will also request stockbrokers, banks and other fiduciaries to forward proxy materials to their principals or customers who are the beneficial owners of shares, and will reimburse them for their expenses.

VOTING SECURITIES AND VOTES REQUIRED

     On July 1, 1999, the record date for the determination of stockholders entitled to vote at the meeting, there were issued, outstanding and entitled to vote an aggregate of 20,378,046 shares of Common Stock of the Company, $0.01 par value per share (the "Common Stock"). Each share is entitled to one vote.

     Under the Company's Amended and Restated By-laws, holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting shall constitute a quorum at the Annual Meeting. Shares of Common Stock represented in person or by proxy at the Annual Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Annual Meeting) will be counted by the inspectors of election appointed for the meeting in determining whether or not a quorum is present. The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve the Plan of Complete Liquidation and Dissolution.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be voted in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting for election of directors and any other matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter. However, abstentions and broker non-votes will have the effect of a vote against the proposal to approve the Plan of Complete Liquidation and Dissolution and any other matter requiring the affirmative vote of a certain percentage of shares outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 31, 1999 (except as otherwise noted), with respect to the beneficial ownership of the shares of Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each current director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth in this Proxy Statement, and
(iv) all directors and executive officers of the Company as a group.

                                                                                    PERCENTAGE OF
                 NAME AND ADDRESS OF                    SHARES OF COMMON STOCK       OUTSTANDING
                   BENEFICIAL OWNER                     BENEFICIALLY OWNED(1)      COMMON STOCK(2)
                 -------------------                    ----------------------     ---------------
5% Stockholders
  Heartland Advisors, Inc.(3).........................        2,919,000                 14.3%
     790 North Milwaukee Street
     Milwaukee, WI 53202

  State of Wisconsin Investment Board(4)..............        2,211,500                 10.9%
     Lake Terrace
     121 East Wilson Street
     Madison, WI 53703

  Dimensional Fund Advisors, Inc.(5)..................        1,237,100                  6.1%
     1299 Ocean Avenue
     Santa Monica, CA 90401

Directors
  C. Garrison Fathman, M.D.(6)........................          187,188                    *
  Samuel C. Fleming(6)................................           20,000                    *
  Paul A. Friedman, M.D.(6)...........................           20,000                    *
  Carl S. Goldfischer, M.D.(6)........................           20,000                    *
  Richard F. Pops(6)..................................           20,000                    *
  J. Joseph Marr, M.D.(6).............................          475,009                    *

Other Named Executive Officer
  J. Richard Crowley(6)...............................           30,000                    *
     President and Treasurer; Nominee for Director

Other Nominee for Director
  Daniel L. Korpolinski...............................                0                    *
  All directors and executive officers as a group (7
     persons)(6)(7)...................................          772,197                  3.8%

---------------

  * Less than 1% of the total number of outstanding shares of Common Stock.

(1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed. The number of shares of Common Stock beneficially owned by each director and executive officer is determined under the rules of the Securities and Exchange Commission (the "Commission") and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which each executive officer has sole or shared voting power or investment power and also any shares of Common Stock into which any options held by such executive officer are exercisable within 60 days after March 31, 1999.

(2) Based upon 20,376,296 shares of Common Stock outstanding as of March 31,
    1999.

(3) Heartland Advisors, Inc. ("Heartland") filed a Schedule 13G/A with the Commission dated January 26, 1999, indicating sole voting power with respect to 889,000 shares of Common Stock, and dispositive power with respect to 2,919,000 shares of Common Stock, which shares were purchased for certain advisory clients of Heartland and as to which Heartland disclaims beneficial ownership.

(4) The State of Wisconsin Investment Board filed a Schedule 13G/A with the Commission dated February 8, 1999, indicating sole voting and dispositive power with respect to 2,211,500 shares of Common Stock.

(5) Dimensional Fund Advisors, Inc., together with certain affiliates, filed a
    Schedule 13G/A with the Commission dated February 11, 1999, indicating sole voting and dispositive power with respect to an aggregate of 1,237,100 shares of Common Stock.

(6) Includes the following shares of Common Stock issuable pursuant to stock options which may be exercised within 60 days after March 31, 1999: Dr. Fathman, 110,000 shares, Mr. Fleming, 20,000 shares, Dr. Friedman, 20,000 shares, Dr. Goldfischer, 20,000 shares, Mr. Pops, 20,000 shares, Dr. Marr, 472,727 shares and Mr. Crowley, 30,000 shares.

(7) Includes an aggregate of 692,727 shares of Common Stock issuable pursuant to stock options which may be exercised by all executive officers and directors of the Company within 60 days after March 31, 1999.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Unless the proxy is marked otherwise, the persons named in the enclosed proxy will vote to elect as directors the three nominees named below. Dr. Goldfischer is the only nominee who is currently a director of the Company.

     All three directors will be elected for terms expiring at the next annual meeting of stockholders, subject to the election and qualification of their successors and to their earlier death, resignation or removal. All of the nominees have indicated their willingness to serve if elected; however, if a nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by the Board of Directors. There are no family relationships between or among any officers or directors of the Company.

     C. Garrison Fathman, Samuel C. Fleming, Paul A. Friedman, Richard F. Pops and J. Joseph Marr, the other current directors of the Company, have declined to stand for re-election at the Annual Meeting. Effective upon the final adjournment of the Annual Meeting, the number of members of the Board of Directors will be reduced to three. The decision of such directors not to stand for re-election arose from the determination by the Company and the Board of Directors to reduce the number of directors in anticipation of the liquidation of the Company rather than from any disagreement with the Company or its policies.

CONTINUING DIRECTORS AND NOMINEES FOR DIRECTOR

     The following table sets forth the name, age and length of service as a director of each nominee to serve on the Board of Directors, as well as information given by each concerning all positions he holds with the Company and his principal occupation:

                                                                     FIRST BECAME
               NAME AND PRINCIPAL OCCUPATION                  AGE      DIRECTOR
               -----------------------------                  ---    ------------
J. Richard Crowley..........................................  43         (a)
  President and Treasurer, ImmuLogic Pharmaceutical
     Corporation; President, Keystone Consulting

Carl S. Goldfischer, M.D.(b)(c).............................  40         1997
  Chief Financial Officer, Vice President, Finance and
     Strategic Planning, ImClone Systems, Inc.

Daniel L. Korpolinski.......................................  56         (a)
  President and Chief Executive Officer, Copley
     Pharmaceutical Inc.

---------------
  * Less than 1% of the total number of outstanding shares of Common Stock.

(a) Standing for election for the first time at the Annual Meeting.

(b) Member of the Compensation Committee.

(c) Member of the Audit Committee.

     The following sets forth the principal occupation or employment held by each continuing director, director and nominee for director during the past five years as well as the names of other publicly-held companies of which he serves as a director.

     Mr. J. Richard Crowley, a consultant to the Company, served as the Company's interim Chief Financial Officer from May 1997 until April 1, 1999, when he was appointed President, Secretary and Treasurer. Mr. Crowley is President of Keystone Consulting, a contract financial and operational management services firm which he founded in 1995. Mr. Crowley's experience from 1983 to 1995 includes senior financial and operational positions with the LittlePoint Corporation, a children's consumer products company, TransNational Financial Services, a marketer of financial products to affinity groups, and the Crosby Vandenburgh Group, a contract publisher. From 1979 to 1983, Mr. Crowley was with Price Waterhouse, during which time he obtained his C.P.A. Mr. Crowley holds a B.A. in Economics from Providence College.

     Dr. Carl S. Goldfischer became a member of the Company's Board of Directors in March 1997. Dr. Goldfischer has served as Vice President, Finance and Strategic Planning and Chief Financial Officer of ImClone Systems, Inc., a publicly-held biotechnology company, since May 1996. From June 1994 until May 1996, Dr. Goldfischer served as a health care analyst with Reliance Insurance, an insurance company. From June 1991 until June 1994, Dr. Goldfischer was Director of Research for D. Blech & Co., a securities firm. Dr. Goldfischer received a doctorate of medicine from Albert Einstein College of Medicine in 1988 and served as a resident in radiation oncology at Montefiore Hospital of the Albert Einstein College of Medicine until 1991.

     Daniel L. Korpolinski has served as the President and Chief Executive Officer, and a director, of Copley Pharmaceutical Inc., a publicly-held pharmaceutical company, since August 1998. From June 1996 to August 1998, Mr. Korpolinski served as President and Chief Executive Officer of Prodromics On Line, a health informatics company with databases for the diagnosis of mental and physical disease. From October 1991 to June 1996, Mr. Korpolinski served as President and Chief Executive Officer of CoCensys, Inc., a biopharmaceutical company.

CURRENT DIRECTORS NOT STANDING FOR RE-ELECTION

     The following sets forth the principal occupation or employment held during the last five years by each current director not standing for re-election at the Annual Meeting, as well as the names of other publicly-held companies of which he serves as a director.

     Dr. C. Garrison Fathman, became a member of the Company's Board of Directors in March 1997. Dr. Fathman is a Professor of Medicine and the Director of the Center for Clinical Immunology at Stanford University School of Medicine, where he joined the faculty in 1981. He was previously on the faculty at the Mayo Clinic from 1977 to 1981 and a Member of the Basel Institute for Immunology from 1975 to 1977. He is a member of the American Association of Immunologists and the Clinical Immunology Society. Dr. Fathman received a B.A. from the University of Kentucky and an M.D. from Washington University School of Medicine. Dr. Fathman served as a consultant to the Company from 1988 to 1998.

     Mr. Samuel C. Fleming became a member of the Company's Board of Directors in September 1996. Since 1990, Mr. Fleming has been the Chairman and Chief Executive Officer of Decision Resources Inc., a health care research and consulting company. From 1967 to 1990, Mr. Fleming held various positions at Arthur D. Little, Inc., most recently as Senior Vice President, Member of the Corporate Management Committee and Chairman of Arthur D. Little Decision Resources, which he founded in the mid-1970s. Mr. Fleming received a B.Ch.E. from Cornell University and an M.B.A. from Harvard Business School. He serves as a Director of CareGroup, Inc. and Cambridgeport Bank and a Trustee of Cornell University and the Standish Ayer & Wood Investment Trust.

     Dr. Paul A. Friedman became a member of the Company's Board of Directors in September 1996. Dr. Friedman has been President of DuPont Merck Research Labs, a pharmaceutical research company, since 1994. He was a Senior Vice President of Merck Research Labs, a pharmaceutical research company, from 1992 to 1994 and was first a Senior Director and Head and then Executive Director and Head of the Department of Pharmacology at Merck Sharp & Dohme Research Labs from 1985 to 1989. Between 1974 and 1985, he held various positions at Peter Bent Brigham Hospital, Children's Hospital Medical Center, the Center for Blood Research, Harvard Medical School and Beth Israel Hospital. Dr. Friedman received a A.B. from Princeton University and an M.D. from Harvard Medical School.

     Dr. J. Joseph Marr became a member of the Board of Directors in March 1997. He served as President and Chief Operating Officer of the Company from March, 1997 through March, 1999 and as Executive Vice President, Research and Development and Chief Scientific Officer from the time he joined the Company in July 1996 through March 1999. Dr. Marr also served as Acting President and Chief Executive Officer of the Company from December 1996 to March 1997 and as Chief Executive Officer from September 1998 through March 1999. From 1993 to 1996, Dr. Marr held the position of Vice President, Research and Development at Ribozyme Pharmaceuticals, a pharmaceutical company. From 1989 to 1993, he was Senior Vice President, Discovery Research at Monsanto/Searle Research and Development. Dr. Marr also was a consultant with the World Health Organization from 1982 to 1992. Dr. Marr held academic positions from 1970 to 1990, including Professor, Department of Medicine and Department of Biochemistry at the University of Colorado Health Sciences Center from 1982 to 1990, Vice Chairman, Department of Medicine, and Professor of Medicine and Microbiology at St. Louis University School of Medicine from 1976 to 1982, and Associate Professor of Medicine and Director, Microbiologies Laboratories at Washington University School of Medicine from 1970 to 1976 . Dr. Marr received a B.S. Degree from Xavier University and an M.D. degree from Johns Hopkins University School of Medicine.

     Mr. Richard F. Pops became a member of the Company's Board of Directors in March 1997. Mr. Pops has been the Chief Executive Officer of Alkermes, Inc., a publicly-held biotechnology company, since 1991. From 1984 to 1991, Mr. Pops was employed as Vice President of PaineWebber Development Corporation, a subsidiary of PaineWebber, Inc. Mr. Pops currently serves on the Board of Directors of Alkermes, Inc., the Biotechnology Industry Organization and The Brain Tumor Society. He is also the Vice President of the Massachusetts Biotechnology Council. Mr. Pops received a B.A. degree from Stanford University.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held four meetings during 1998. Each of the persons serving as directors of the Company attended more than 75% of the total number of meetings of the Board of Directors, and all committees of the Board on which he served, during 1998.

     The Company has a standing Audit Committee which provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee has responsibility for recommending the appointment of the Company's independent accountants, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. In 1998, the Audit Committee consisted of Mr. Fleming, Dr. Goldfischer and Mr. Pops. The Audit Committee held one formal meeting in 1998.

     The Company also has a standing Compensation Committee which provides recommendations to the Board regarding executive and employee compensation programs of the Company, and administers the Company's Amended and Restated 1987 Stock Option Plan and the 1996 Stock Option Plan. In 1998, the Compensation Committee consisted of Mr. Fleming, Dr. Goldfischer and Mr. Pops. The Compensation Committee held two formal meetings in 1998.

DIRECTORS' COMPENSATION

     The Company maintains a compensation program for each director who is not an employee of the Company or any subsidiary of the Company and who does not receive more than $50,000 in any year pursuant to a consulting contract with the Company. Pursuant to this compensation program, each such director receives cash compensation of $15,000 per annum for his services as a director. In addition, the Chairman of each standing committee receives an additional $5,000 per annum. The Company's 1993 Director Option Plan was terminated in May 1997.

     In 1998, the Company granted options to purchase 17,000 shares of the Company's Common Stock to Dr. Goldfischer and Mr. Pops, at a price of $1.44 per share, the closing price of the Company's Common Stock on the Nasdaq National Market on the date of grant. In addition, in 1998, the Company granted options to purchase 12,000 shares of the Company's Common Stock to Mr. Fleming, Dr. Fathman and Dr. Friedman, at a price of $1.44 per share, the closing price of the Company's Common Stock on the Nasdaq National Market on the date of grant.

                           SUMMARY COMPENSATION TABLE

     The following sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to each person who served as the Company's Chief Executive Officer and each of the Company's other most highly compensated officers, based on salary and bonuses earned during 1998 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                                      AWARDS
                                                                   ------------
                                                                      SHARES
                                       ANNUAL COMPENSATION          SUBJECT TO
                                   ----------------------------      OPTIONS          ALL OTHER
   NAME AND PRINCIPAL POSITION     YEAR     SALARY      BONUS        GRANTED       COMPENSATION(1)
   ---------------------------     ----     ------      -----       ----------     ---------------
J. Joseph Marr, M.D.(2)..........  1998    $210,000    $100,000      172,727           $21,763
  Former President and             1997     210,000     100,000      200,000            50,797
  Chief Executive Officer          1996     100,769     100,000      100,000            65,807

J. Richard Crowley...............  1998     101,386          --       17,273                --
  President, Secretary and         1997      80,797          --       30,000                --
  Treasurer(3)

---------------
(1) Amounts for Dr. Marr in 1998 include $7,330 in relocation expenses and $12,463 of premiums paid on, and the cash surrender value of, insurance policies maintained by the Company, including payment of related taxes to Dr. Marr. All other amounts shown represent contributions made in the form of Common Stock by the Company to its 401(k) Savings Plan on behalf of each Named Executive Officer to match pre-tax elective deferral contributions (included under salary) made by such Named Executive Officer under such Plan.

(2) Dr. Marr resigned as President and Chief Executive Officer effective April 1, 1999.

(3) Mr. Crowley joined the Company as interim Chief Financial Officer in 1997. Accordingly, no information is provided for 1996. Mr. Crowley was appointed President, Secretary and Treasurer effective April 1, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides certain information regarding options granted in 1998 by the Company to each of the Named Executive Officers.

                                               INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                              ---------------------------------------------------      VALUE AT ASSUMED
                                            PERCENT OF                                 ANNUAL RATES OF
                                              TOTAL                                      STOCK PRICE
                                SHARES       OPTIONS                                     APPRECIATION
                              SUBJECT TO    GRANTED TO    EXERCISE                   FOR OPTION TERMS(2)
                               OPTIONS      EMPLOYEES     PRICE PER    EXPIRATION    --------------------
NAME                          GRANTED(1)      IN FY         SHARE         DATE          5%         10%
----                          ----------    ----------    ---------    ----------    --------    --------
J. Joseph Marr, M.D.........    172,727        55.2%        $1.44        4/1/00      $18,965     $38,552
J. Richard Crowley..........     17,273(3)      5.5%         1.44       9/23/08       15,649      39,642

---------------
(1) The Company's Amended and Restated 1987 Stock Option Plan and 1996 Stock Option Plan provide that the vesting of options granted to officers and employees under such Plan will become exercisable in the event of a "change in control" of the Company. Adoption of the proposed Plan of Liquidation and the filing in the State of Delaware of a Certificate of Dissolution will not constitute a "change in control" under either of these option plans. In accordance with the terms of Dr. Marr's employment agreement, all stock options held by Dr. Marr became exercisable in full upon his resignation as President and Chief Executive Officer. See "Employment, Termination and Change in Control Arrangements."

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

(3) These options vest in four equal annual installments beginning on the first anniversary of the date of grant. Mr. Crowley agreed to the termination of his options in April 1999.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                      AND OPTION VALUES AT FISCAL YEAR-END

     The following table provides information on the value of unexercised options held by the Named Executive Officers at December 31, 1998. Neither of the Named Executive Officers exercised stock options in 1998.

                                                                              NUMBER OF UNEXERCISED
                                                  SHARES                      OPTIONS AT YEAR-END(1)
                                                ACQUIRED ON     VALUE      ----------------------------
NAME                                             EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE
----                                            -----------    --------    -----------    -------------
J. Joseph Marr, M.D. .........................      --           --          174,999         297,728
J. Richard Crowley............................      --           --           25,000          23,273

---------------
(1) The closing price for the Company's Common Stock as reported by the Nasdaq National Market on December 31, 1998 was $1.22 per share. Value is calculated on the basis of the difference between the option exercise price and the fair market value of the Company's Common Stock on December 31, 1998, multiplied by the number of shares of Common Stock underlying the option. All option exercise prices exceeded the fair market value of the Company's Common Stock on December 31, 1998; accordingly, no information is provided with respect to in-the-money stock options.

                         COMPENSATION COMMITTEE REPORT

EXECUTIVE COMPENSATION PHILOSOPHY

     The Company's executive compensation program was designed by the Compensation Committee to align executive compensation with financial performance, business strategies and Company values and objectives. This program sought to enhance stockholder value by linking the financial interests of the Company's executives with those of the stockholders.

     Through 1998, the Compensation Committee effected a compensation program with the following objectives:

        - To reward executives for achievement of internal Company goals.

        - To enhance stockholder value by providing executives with equity ownership in the Company.

        - To provide to executives formal performance appraisals against objectives.

        - To provide compensation that would retain executives of superior talent.

     In 1998, as the Company evaluated strategic alternatives with respect to its business and sought to reduce its costs, the Company did not seek to implement a compensation program for purposes of attracting new executives.

     If the Plan of Liquidation is approved, the Board of Directors intends to reassess the Company's executive compensation program.

EXECUTIVE COMPENSATION PROGRAM

     Historically, executive officers have been rewarded based upon corporate performance, business group performance and individual performance. Corporate performance and business group performance were evaluated by reviewing the extent to which strategic and business goals were met, including goals in 1998 of restructuring operations, assessing the Company's scientific focus and strategic direction and establishing strategic licensing and development alliances with third parties. Individual performance was evaluated by reviewing attainment of specified individual objectives and the degree to which Company values were fostered.

     In 1998, as in the past several years, the Company has compared its executive compensation policies with the policies of companies of comparable size in the industry to (a) determine the competitiveness of base salary and incentive opportunities at the Company, and (b) evaluate the relative mix of salary and incentive compensation. The Compensation Committee, which was comprised of non-employee directors, established goals and objectives for the Company's officers and specified levels of compensation for officers based upon the attainment of these goals and objectives.

     The Company's executive compensation program consisted of the following elements:

        - a base salary that was determined by individual contributions and sustained performance within an established competitive salary range.

        - an incentive program that would reward executives when stockholder value was created through an increase in the market value of the Company's Common Stock.

        - other compensation which included certain benefits, such as medical benefits and a 401(k) Savings Plan, that were generally available to all full-time employees of the Company.

     Each of these three elements of compensation is discussed below. The Compensation Committee also established an incentive compensation or bonus program for officers of the Company.

     Base Salary. Base salary levels for the Company's executives generally were set within the range of salaries of senior managers with comparable qualifications, experience and responsibilities at other companies of comparable size in the biopharmaceutical industry. Salary data for these determinations was obtained through established outside independent services specializing in compensation surveys representing a significant number of comparable industry companies.

     In addition to considering external market data when setting individual salaries, the Compensation Committee also considered the Company's financial performance and the individual's performance based on predetermined non-financial objectives, such as the ability to motivate others, the development of skills necessary to achieve the Company's objective and the recognition and pursuit of strategic opportunities.

     Incentive Compensation. Incentive compensation, in the form of stock options, was designed to help align the interests of management and stockholders and enable executives to develop a long-term stock ownership position in the Company. Stock option grants were intended to focus executives on managing the Company from the perspective of an owner with an equity position in the business. Stock options were granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant and vest over a three, four or five year period.

     Other Compensation. The Company's executives have been entitled to relocation benefits upon commencement of employment. In addition, they receive medical benefits and participate in the Company's 401(k) Savings Plan on the same basis as other full-time employees of the Company.

     Compliance with Internal Revenue Code Section 162(m). The Company does not believe Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which disallows a tax deduction for certain compensation in excess of $1 million, will generally have an effect on the Company.

COMPENSATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Dr. Marr, the President and Chief Executive Officer, received salary of $210,000 and bonus of $100,000 in 1998. In addition, Dr. Marr was granted options to acquire 172,727 shares of Common Stock at an exercise price of $1.44 per share, the fair market value of a share of Common Stock on the date of grant. Dr. Marr's bonus compensation was paid in recognition of his success in restructuring operations, assessing the Company's scientific focus and strategic direction and establishing strategic licensing and development alliances with third parties.

                                            Compensation Committee

                                            Samuel C. Fleming
                                            Carl S. Goldfischer
                                            Richard F. Pops

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee was at any time during 1998, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. No executive officer of the Company has served as a director or member of the Compensation Committee (or other Committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Compensation Committee of the Company.

EMPLOYMENT, TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company entered into an employment agreement with Dr. Marr on July 3, 1996, as amended, relating to the obligations of the Company to Dr. Marr in the event of termination of his employment. The agreement provided that if the Company terminated Dr. Marr's employment for cause, the Company would be obligated to pay Dr. Marr his compensation and benefits through the last day of his actual employment. If Dr. Marr terminated his employment for "good reason" (as defined in the agreement), or his employment was terminated (other than for "cause," as defined in the agreement) upon a "change in control" (as defined in the agreement), Dr. Marr would receive a lump-sum cash payment equal to 12 months of compensation at the level of compensation immediately prior to termination (the "Base Compensation"). In addition, Dr. Marr would be eligible to receive an amount equal to the Base Compensation in accordance with the Company's normal payroll procedures beginning 12 months after the date of termination and ending 24 months after the date of termination. Compensation paid during this 12-month period would be offset by other compensation earned in an employment or consulting arrangement during such period. Furthermore, the Company would continue to provide medical and other benefits to Dr. Marr for a period of up to 24 months. Finally, all unvested stock options held by Dr. Marr would vest upon termination and would be exercisable for 12 months after the date of termination. At the request of the Board of Directors and as a result of the significant diminution of his responsibilities, Dr. Marr resigned from the Company for "good reason" effective April 1, 1999 and is entitled to receive amounts payable under this agreement, including acceleration in full of the vesting of all options held by him, which options must be exercised on or before April 1, 2000. Of these options, 174,999 had an exercise price that was less than the fair market value of the Company's Common Stock as of March 31, 1999.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act and regulations of the Commission thereunder require the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the Commission and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent stockholders are also required by the rules of the Commission to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during or with respect to the period from January 1, 1998 to December 31, 1998, all of its executive officers, directors and ten-percent stockholders complied with their
Section 16(a) filing obligations.

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on (i) the Nasdaq Total Market Index (the "Nasdaq Total Market Index") and (ii) the Nasdaq Pharmaceutical Stocks Index (the "Nasdaq Pharmaceutical Index") for the five years ended December 31, 1998. The comparison assumes $100 was invested in the Company's Common Stock and in each of the foregoing indices on December 31, 1993 and assumes reinvestment of dividends. Measurement points are on the last trading day of the Company's years ended December 31, 1994, 1995, 1996, 1997 and 1998.

                                                IMMULOGIC PHARMACEUTICAL                                  NASDAQ PHARMACEUTICAL
                                                       CORPORATION          NASDAQ TOTAL MARKET INDEX             INDEX
                                                ------------------------    -------------------------     ---------------------
'12/31/93'                                               100.00                      100.00                      100.00
'12/31/94'                                                53.70                       97.75                       75.26
'12/31/95'                                               142.59                      138.26                      137.95
'12/31/96'                                                47.22                      170.04                      137.85
'12/31/97'                                                13.93                      208.75                      142.70
'12/31/98'                                                 9.04                      293.28                      181.98

             PROPOSAL 2 -- APPROVAL OF PLAN OF COMPLETE LIQUIDATION
                                AND DISSOLUTION

GENERAL

     The Board of Directors is proposing the Plan of Complete Liquidation and Dissolution of the Company (the "Plan") for approval by the stockholders at the Annual Meeting. The Plan was adopted by the Board of Directors, subject to stockholder approval, on March 23, 1999. A copy of the Plan is attached as Exhibit A to this Proxy Statement. Certain material features of the Plan are summarized below; these summaries are not complete and are subject in all respects to the provisions of, and are qualified in their entirety by reference to, the Plan. STOCKHOLDERS ARE URGED TO READ THE PLAN IN ITS ENTIRETY.

BACKGROUND AND REASONS FOR THE PLAN

     During 1997, as a result of a thorough review of its research and development programs, the Company decided to discontinue its ALLERVAX(R) programs and refocus its efforts on its drugs of abuse vaccine programs as well as recombinant proteins directed toward the diagnosis and treatment of allergic diseases. At the same time, the Company undertook to downsize its operations and conserve its resources by reducing its staff, subleasing its headquarters facility and outsourcing its manufacturing efforts. During this time, the Company also investigated potential acquisition and merger opportunities.

     During 1998, the Company reviewed its continuing programs and considered various strategic alternatives with respect to its business, including further restructuring of operations, acquisition of additional technology, strategic alliances, sale or merger and dissolution of the Company. During 1998 and early 1999, with the assistance of Hambrecht & Quist LLC, its investment bankers, the Company investigated over 60 potential acquisition and merger opportunities, 28 of which the Company reviewed in depth. The Board of Directors of the Company determined that none of these opportunities was in the best interests of the Company and its stockholders.

     In addition, during the time that the Company was pursuing strategic opportunities, the Company decided to focus on licensing and selling existing technology and further downsizing operations because of the risks and costs associated with furthering its research and development efforts. The Company entered into license agreements with Heska Corporation ("Heska") and Sankyo Co., Ltd. ("Sankyo"). Pursuant to its agreement with Heska, the Company granted Heska an exclusive, worldwide license (except as to Japan) to develop and commercialize the Company's recombinant allergen technology for diagnosis, immunotherapy and gene therapy for both companion animals and humans. The license to Heska is non-exclusive in Japan, where ImmuLogic licensed its recombinant allergen technology for Japanese cedar on a non-exclusive basis to Sankyo. In December 1998, the Company signed an agreement with Cantab Pharmaceuticals plc ("Cantab") for the sale of the Company's assets related to its drugs of addiction vaccine programs for the treatment of nicotine and cocaine addiction. Currently, the Company's only business activities consist of certain research and development activities on behalf of Cantab. All of these costs are reimbursed by Cantab.

     On March 23, 1999, the Board of Directors unanimously adopted the Plan. The Board of Directors concluded that the Plan was in the best interests of the Company and its stockholders because the Company had not been successful in identifying a buyer or strategic alliance partner acceptable to the Company. In addition, the Board believes that distribution of the assets of the Company in liquidation could produce more value to the Company's stockholders than if they held their shares of Common Stock because as of the date of this Proxy Statement the market value of the Company's assets exceeds, and for some time has exceeded, the market value of the Company's outstanding capital stock.

     Prior to and at the meeting of the Board of Directors on March 23, 1999, the Board had received comparisons of the Company's net asset value to the prices at which the Common Stock was trading at different points in time and analyzed the results of management's investigation of various acquisition, investment and strategic partnering opportunities. The Board of Directors had been kept informed continuously of the business, affairs and financial condition of the Company. The Board determined not to continue to operate the Company for the purpose of investing in other companies or undertake research activities outside the core business of the Company. Instead the Board determined to return the cash to the stockholders to allow each stockholder to make his or its own investment decisions. Based on this information, the Board of Directors believed that distribution to the stockholders of the Company's net assets would return the greatest value to the Company's stockholders as compared to other alternatives.

     There can be no assurance that the liquidation value per share of Common Stock in the hands of the stockholders will equal or exceed the price or prices at which the Common Stock has recently traded or may trade in the future. HOWEVER, THE BOARD OF DIRECTORS BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS TO DISTRIBUTE TO THE STOCKHOLDERS THE COMPANY'S NET ASSETS PURSUANT TO THE PLAN.

     If the Plan is not approved by the stockholders, the Board of Directors will explore the alternatives then available for the future of the Company.

FACTORS TO BE CONSIDERED BY STOCKHOLDERS IN DECIDING WHETHER TO APPROVE THE PLAN

     There are many factors that the Company's stockholders should consider when deciding whether to vote to approve the Plan. Such factors include those set forth under the caption "Factors Affecting Future Results" and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as well as those factors set forth below.

RISKS ASSOCIATED WITH FORWARD LOOKING STATEMENTS

     This proxy statement contains certain forward looking statements, including statements contained under the heading "Liquidation Analysis and Estimates" below and other statements concerning the value of the Company's net assets, the liquidation value per share of Common Stock as compared to its market price absent the proposed liquidation, and the likelihood of stockholder value resulting from sales of the Ordinary Shares, par value 2p per share, of Cantab Pharmaceuticals plc (the "Cantab Stock") held by the Company or future milestone or royalty payments under the Company's agreements with Cantab, Heska and Sankyo. The methods used by the Board of Directors and management in estimating the value of the Company's assets do not result in an exact determination of value nor are they intended to indicate definitively the amount a stockholder will receive in liquidation. The value of the Company's shares of Cantab stock will depend on the market price of such securities. The Company's other assets, including the lease for its facility in Waltham, Massachusetts and its agreements with Heska, Sankyo and Cantab, will be difficult for the Company to convert into cash, and the Company can make no assurance that it will receive any material amounts in respect of such assets. No assurance can be given that the amount to be received in liquidation will equal or exceed the price or prices at which the Common Stock has recently traded or may trade in the future. Stockholders who disagree with the Board's determination that the adoption of the Plan of Complete Liquidation and Dissolution is in the best interests of the Company and its stockholders should vote "against" approval of the Plan.

RISK OF STOCKHOLDER LIABILITY TO CREDITORS OF THE COMPANY

     If the Plan is approved by the stockholders, a Certificate of Dissolution will be filed with the State of Delaware dissolving the Company. Pursuant to the Delaware General Corporation Law (the "DGCL"), the

Company will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits against it and enabling the company gradually to close its business, to dispose of its property, to discharge its liabilities and to distribute to its stockholders any remaining assets. Under the DGCL, in the event the Company fails to create an adequate contingency reserve for payment of its expenses and liabilities during this three-year period, each stockholder could be held liable for payment to the Company's creditors of such stockholder's pro rata share of amounts owed to creditors in excess of the contingency reserve. The liability of any stockholder would be limited to the amounts previously received by such stockholder from the Company (and from any liquidating trust or trusts). Accordingly, in such event a stockholder could be required to return all distributions previously made to such stockholder. In such event, a stockholder could receive nothing from the Company under the Plan. Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder's repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. There can be no assurance that the contingency reserve established by the Company will be adequate to cover any expenses and liabilities. However, after a review of its assets and liabilities, the Company believes that the reserves will be adequate and that a return of amounts previously distributed will not be required. See "Contingency Liabilities; Contingency Reserve; Liquidating Trust."

PERSONNEL RISKS

     The success of the Plan depends in large part upon the Company's ability to retain the services of certain of its current personnel or to attract qualified replacements for them. The retention and attraction of qualified personnel is particularly difficult under the Company's current circumstances.

RISK OF DELISTING OF THE COMPANY'S COMMON STOCK; CLOSING OF STOCK TRANSFER BOOKS

     The Company expects that it will be unable to satisfy the requirements for continued listing of its Common Stock on the Nasdaq National Market. The rules of the Nasdaq Stock Market require that companies listed on the Nasdaq National Market continue to have an operating business. If the Company completes its plans to conclude its business activities, it will no longer have an operating business. In addition, as the Company distributes cash to its stockholders, certain other listing criteria may not be met. If Nasdaq delists the Company's Common Stock from the Nasdaq National Market, the ability of stockholders to buy and sell shares may be materially impaired. In addition, the Company must close its stock transfer books upon the effectiveness of the filing of the Certificate of Dissolution in Delaware, after which stockholders will no longer be able to transfer shares.

RISKS RELATING TO FUTURE VALUE OF AGREEMENTS

     Any future payments which the Company may receive under its agreements with Heska, Sankyo and Cantab and, therefore, any future amounts which may be returned to the Company's stockholders with respect to those agreements, are dependent upon the successful development and commercialization of the products licensed or sold to such companies, as the case may be. The respective ability of Heska, Sankyo and Cantab to develop and commercialize their products is subject to all of the risks and uncertainties inherent in the biotechnology industry, including those associated with the early stage of development of such products, government regulation, competition, patents and proprietary rights, manufacturing and marketing, additional financing requirements and access to capital, product liability and third-party reimbursement.

CONFLICTS OF INTEREST

     Members of the Board of Directors may be deemed to have a potential conflict of interest in recommending approval of the Plan. See "Approval of Plan of Complete Liquidation and Dissolution -- Possible Effects of the Approval of the Plan Upon Directors and Officers."

CERTAIN INFORMATION REGARDING THE PRICE OF THE COMPANY'S COMMON STOCK

     The high and low sale prices of a share of Common Stock on March 22, 1999 (the date preceding the date the Plan was adopted by the Board) were $1.88 and $1.91, respectively.

POSSIBLE EFFECTS OF THE APPROVAL OF THE PLAN UPON DIRECTORS AND OFFICERS

     The approval of the Plan by the stockholders may have certain effects upon the Company's officers and directors, including those set forth below:

     All of the Company's current and certain of its former officers and directors hold shares of Common Stock or options to acquire shares of Common Stock. The non-employee directors who voted in favor of the Plan held or had rights (exercisable within 60 days of March 31, 1999) to purchase in the aggregate fewer than 202,188 shares of Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

     It is not currently anticipated that liquidation of the Company will result in any material increase in value to any directors who participated in the vote to adopt the Plan in respect of their options as compared to the value they would have received by exercising such options prior to the first liquidating distribution.

     No current officers or directors of the Company are parties to agreements with the Company providing for compensation for a fixed term or for severance upon termination, other than Dr. J. Joseph Marr, currently a director of the Company. For a description of the employment agreement between the Company and Dr. Marr, see "Employment, Termination and Change-in-Control Arrangements."

     The Board of Directors may confer other benefits or bonuses to employees and officers of the Company, including officers who are also directors, in recognition of their services to the Company based on the performance of such employees and officers, including performance during the Company's liquidation process.

     For the reasons set forth above, certain directors and officers may be deemed to have a potential conflict of interest with respect to adoption of the Plan. While the matters set forth above may be deemed to give rise to a potential conflict of interest with respect to the adoption of the Plan by the Board, the Plan was adopted by the unanimous vote of directors believed by the Company to be disinterested and that no independent committee was required because it is not currently anticipated that the liquidation of the Company will result in any material increase in value of the shares or options held by any directors who participated in the vote on the Plan as compared to the value that they would have received by exercising such options and warrants prior to the first liquidating distribution.

PRINCIPAL PROVISIONS OF THE PLAN

     The Company will distribute pro rata to its stockholders, in cash or in-kind, or sell or otherwise dispose of, all its property and assets. The liquidation is expected to commence as soon as practicable after approval of the Plan by the stockholders and to be concluded prior to the third anniversary thereof by a final liquidating distribution either directly to the stockholders or to one or more liquidating trusts. Any sales of the Company's assets will be made in private or public transactions and on such terms as are approved by the Board of Directors. It is not anticipated that any further votes of the Company's stockholders will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by the Board of Directors as the Company has been advised by its counsel that such further votes are not required by the DGCL. See "Sales of the Company's Assets."

     Subject to the payment or the provision for payment of the Company's indebtedness and other obligations, the Company's cash on hand, together with the cash proceeds of any sales of the Company's other assets, will be distributed from time to time pro rata to the holders of the Common Stock. The Company intends to establish a reasonable reserve (a "Contingency Reserve") in an amount determined by the Board of Directors to be sufficient to satisfy the liabilities, expenses and obligations of the Company not otherwise paid, provided for or discharged. The net balance, if any, of any such Contingency Reserve remaining after payment, provision or discharge of all such liabilities, expenses and obligations will also be distributed to the Company's stockholders pro rata. No assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for the Company's obligations, liabilities, expenses and claims and to make cash distributions to stockholders. The Company currently has no plans to repurchase shares of Common Stock from its stockholders. However, if the Company were to repurchase shares of Common Stock from its stockholders, such repurchases would be open market purchases and would decrease amounts distributable to other stockholders if the Company were to pay amounts in excess of the per share values distributable in respect of the shares purchased and would increase amounts distributable to other stockholders if the Company were to pay amounts less than the per share values distributable in respect of such shares. See "Liquidating Distributions" and "Contingent Liabilities; Contingency Reserve; Liquidating Trust" below.

     If deemed necessary by the Board of Directors for any reason, the Company may, from time to time, transfer any of its unsold assets to one or more trusts established for the benefit of the stockholders of the Company, which property would thereafter be sold or distributed on terms approved by its trustees. If all of the Company's assets (other than the Contingency Reserve) are not sold or distributed prior to the third anniversary of the effectiveness of the dissolution of the Company, the Company will transfer in final distribution such remaining assets to a trust. The Board of Directors may also elect in its discretion to transfer the Contingency Reserve, if any, to such a trust. Any of such trusts are referred to in this Proxy Statement as "liquidating trusts." Notwithstanding the foregoing, to the extent that a distribution or transfer of any asset cannot be effected without the consent of a governmental authority, no such distribution or transfer shall be effected without such consent. In the event of a transfer of assets to a liquidating trust, the Company would distribute, pro rata to the holders of its Common Stock, beneficial interests in any such liquidating trust or trusts. It is anticipated that the interests in any such trusts will not be transferable; therefore, although the recipients of the interests would be treated for tax purposes as having received their pro rata share of property transferred to the liquidating trust or trusts and will thereafter take into account for tax purposes their allocable portion of any income, gain or loss realized by such liquidating trust or trusts, the recipients of the interests will not realize the value thereof unless and until such liquidating trust or trusts distributes cash or other assets to them. The Plan authorizes the Board of Directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause the Company to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by the Board of Directors. Approval of the Plan also will constitute the approval by the Company's stockholders of any such appointment and any liquidating trust agreement or agreements. For further information relating to liquidating trusts, the appointment of trustees and the liquidating trust agreements, reference is made to "Contingent Liabilities; Contingent Reserve; Liquidating Trusts."

     The Company will close its stock transfer books and discontinue recording transfers of shares of Common Stock on the earliest to occur of (i) the close of business on the record date fixed by the Board of Directors for the final liquidating distribution, (ii) the close of business on the date on which the remaining assets of the Company are transferred to a liquidating trust or (iii) the date on which the Company ceases to exist under the DGCL (the "Final Record Date"), and, thereafter, certificates representing shares of Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. After the Final Record Date, the Company will not issue any new stock certificates, other than replacement certificates. See "Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts" and "Final Record Date" below.

     Following approval of the Plan by the stockholders, a Certificate of Dissolution will be filed with the State of Delaware dissolving the Company. The Company does not intend to file the Certificate of Dissolution until the Company disposes of the lease for its Waltham, Massachusetts facility, because the filing of the Certificate of Dissolution would cause an event of default under such lease. See "Liquidation Analysis and Estimates" below. The dissolution of the Company will become effective, in accordance with the DGCL, upon proper filing of the Certificate of Dissolution with the Secretary of State or upon such later date as may be specified in the Certificate of Dissolution. Pursuant to the DGCL, the Company will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and enabling the Company gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets, but not for the purpose of continuing the business for which the Company was organized.

ABANDONMENT; AMENDMENT

     Under the Plan, the Board of Directors may modify, amend or abandon the Plan, notwithstanding stockholder approval, to the extent permitted by the DGCL. The Company will not amend or modify the Plan under circumstances that would require additional stockholder solicitations under the DGCL or the federal securities laws without complying with the DGCL and the federal securities laws.

LIQUIDATING DISTRIBUTIONS; NATURE; AMOUNT; TIMING

     Although the Board of Directors has not established a firm timetable for distributions to stockholders if the Plan is approved by the stockholders, the Board of Directors intends to, subject to contingencies inherent in winding up the Company's business, make such distributions as promptly as practicable. The liquidation is expected to be concluded prior to the third anniversary of the filing of the Certificate of Dissolution in Delaware by a final liquidating distribution either directly to the stockholders or to a liquidating trust. As promptly as practicable after the approval of the Plan by the stockholders, the Company currently intends to distribute approximately $1.80 per share (based on 20,376,296 shares of Common Stock outstanding as of March 31, 1999). The Board of Directors is, however, currently unable to predict the precise nature, amount or timing of this distribution or any other distributions pursuant to the Plan. The actual nature, amount and timing of all distributions will be determined by the Board of Directors, in its sole discretion, and will depend in part upon the Company's ability to convert its remaining assets into cash.

     The Company does not plan to satisfy all of its liabilities and obligations prior to making distributions to its stockholders, but instead will reserve assets deemed by management and the Board of Directors to be adequate to provide for such liabilities and obligations. See "Contingent Liabilities; Contingency Reserve; Liquidating Trust." Management and the Board of Directors believe that the Company has sufficient cash to pay its current and accrued obligations without the sale of any of its assets.

     Uncertainties as to the precise net value of the Company's non-cash assets and the ultimate amount of its liabilities make it impracticable to predict the aggregate net value ultimately distributable to stockholders. Claims, liabilities and expenses from operations (including operating costs, salaries, income taxes, payroll and local taxes, legal and accounting fees and miscellaneous office expenses), although currently declining, will continue to be incurred following approval of the Plan. These expenses will reduce the amount of assets available for ultimate distribution to stockholders, and, while the Company does not believe that a precise estimate of those expenses can currently be made, management and the Board of Directors believe that available cash and amounts received on the sale of assets will be adequate to provide for the Company's obligations, liabilities, expenses and claims (including contingent liabilities) and to make cash distributions to stockholders. However, no assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for the Company's obligations, liabilities, expenses and claims and to make cash distributions to stockholders. If such available cash and amounts received on the sale of assets are not adequate to provide for the Company's obligations, liabilities, expenses and claims, distributions of cash and other assets to the Company's stockholders will be reduced.

FACTORS TO BE CONSIDERED WITH RESPECT TO SALE OF THE COMPANY'S ASSETS

     The sale by the Company of an appreciated asset will result in the recognition of taxable gain by the Company to the extent the fair market value of such asset exceeds the Company's tax basis in such asset.

     The Company's shares of Cantab stock have not been registered under the Securities Act and, therefore, cannot be sold until they have been so registered or unless a valid exemption from such registration is available. In addition, the Company's shares of Cantab stock are subject to certain restrictions on resale set forth in an agreement between Cantab and the Company, which generally provides that the shares currently held and certain shares later acquired by the Company, if any, become salable as to 25% of the shares so acquired 180 days after such shares are first acquired, and in additional 25% installments every 90 days thereafter. In addition, the Company is obligated to sell such shares through a broker or brokers designated by Cantab and approved by the Company, and in a manner to be agreed upon by the Company and Cantab that is mutually advantageous to the Company and Cantab, considering the desire of the Company to sell and the desire of Cantab to avoid disruption of the market for such securities.

     In addition to the foregoing, the Board of Directors and management have not yet determined when to sell any shares of Cantab stock or any of the Company's other assets. This determination will be based on the judgment of the Board of Directors and management as to whether the sale of such assets at any particular time will result in realization of the highest possible value to the Company's stockholders and will be based on several factors, including without limitation, (i) the Company's contractual obligations to Cantab; (ii) the anticipated effect on the market price of Cantab stock; (iii) whether a sale of Cantab stock would require registration under the Securities Act or the Exchange Act; (iv) whether an orderly public market for Cantab stock exists and would continue to exist; and (v) with respect to the shares of Cantab stock or any of the Company's other assets, the availability of one or more purchasers of the assets in a private sale.

     Any sale of the Company's shares of Cantab stock, and the anticipation of such sale resulting from the approval of the Plan, may reduce the market price of such shares and, therefore, the value realized by the stockholders from future sales of such shares.

SALES OF THE COMPANY'S ASSETS

     The Plan gives the Board of Directors the authority to sell all of the assets of the Company. As of July 9, 1999, no sale of assets has been effected pursuant to the Plan and no agreement to sell any of the assets of the Company has been reached. However, agreements for the sale of assets may be entered into prior to the Annual Meeting and, if entered into, may be contingent upon the approval of the Plan at the Annual Meeting. Approval of the Plan will constitute approval of any such agreements and sales. Sales of the Company's assets will be made on such terms as are approved by the Board of Directors and may be conducted by competitive bidding, public sales on applicable stock exchanges or over-the-counter or privately negotiated sales. Any sales will only be made after the Board of Directors has determined that any such sale is in the best interests of the stockholders. It is not anticipated that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by the Board of Directors, as the Company has been advised by its counsel that such further votes are not required by the DGCL. The Company does not anticipate amending or supplementing the Proxy Statement to reflect any such agreement or sale, unless required by applicable law. The prices at which the Company will be able to sell its various assets will depend largely on factors beyond the Company's control, including, without limitation, the rate of inflation, changes in interest rates, the condition of financial markets, the availability of financing to prospective purchasers of the assets and United States and foreign regulatory approvals. In addition, the Company may not obtain as high a price for a particular asset as it might secure if the Company were not in liquidation.

CONDUCT OF THE COMPANY FOLLOWING ADOPTION OF THE PLAN

     Since the adoption of the Plan by the Board of Directors, the Board and management have effectively terminated the Company's operations. In addition, Dr. Marr has resigned as President and Chief Executive Officer of the Company and Mr. Crowley has been appointed as President, Secretary and Treasurer of the Company. Mr. Crowley, the continuing directors and any other employees will receive compensation for the duties then being performed as determined by the Board of Directors. The Board of Directors has not established specific guidelines for determination of the compensation to be paid to Mr. Crowley, the directors and employees of the Company following approval of the Plan by the stockholders. Such compensation will be determined by evaluation of all relevant factors, including, without limitation, the efforts of such individuals in successfully implementing the Plan and a review of compensation payable to individuals exercising similar authority and bearing similar responsibilities.

     Following approval of the Plan by the Company's stockholders, the Company's activities will be limited to winding up its affairs, taking such action as may be necessary to preserve the value of its assets and distributing its assets in accordance with the Plan. The Company will seek to distribute or liquidate all of its assets in such manner and upon such terms as the Board of Directors determines to be in the best interests of the Company's stockholders.

     Following the approval of the Plan by the Company's stockholders, the Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Restated Certificate of Incorporation, as amended, and By-laws for actions taken in connection with the Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may be satisfied out of the assets of any liquidating trust. The Board of Directors and the trustees of any liquidating trust may obtain and maintain such insurance as may be necessary to cover the Company's indemnification obligations under the Plan.

CONTINGENT LIABILITIES; CONTINGENCY RESERVE; LIQUIDATING TRUST

     Under the DGCL, the Company is required, in connection with its dissolution, to pay or provide for payment of all of its liabilities and obligations. Following approval of the Plan by the Company's stockholders, the Company will pay all expenses and fixed and other known liabilities, or set aside as a Contingency Reserve cash and other assets which it believes to be adequate for payment thereof. The Company is currently unable to estimate with precision the amount of any Contingency Reserve which may be required, but any such amount (in addition to any cash contributed to a liquidating trust, if one is utilized) will be deducted before the determination of amounts available for distribution to stockholders.

     The actual amount of the Contingency Reserve will be based upon estimates and opinions of management and the Board of Directors and derived from consultations with outside experts and review of the Company's estimated operating expenses, including, without limitation, anticipated compensation payments, estimated investment banking, legal and accounting fees, rent, payroll and other taxes payable, miscellaneous office expenses and expenses accrued in the Company's financial statements. There can be no assurance that the Contingency Reserve in fact will be sufficient. The Company has not made any specific provision for an increase in the amount of the Contingency Reserve. Subsequent to the establishment of the Contingency Reserve, the Company will distribute to its stockholders any portions of the Contingency Reserve which it deems no longer to be required. After the liabilities, expenses and obligations for which the Contingency Reserve had been established have been satisfied in full, the Company will distribute to its stockholders any remaining portion of the Contingency Reserve.

     If deemed necessary, appropriate or desirable by the Board of Directors for any reason, the Company may, from time to time, transfer any of its unsold assets to one or more liquidating trusts established for the benefit of the stockholders of the Company, which property would thereafter be sold or distributed on terms approved by its trustees. The Board of Directors and management may determine to transfer assets to a liquidating trust in circumstances where the nature of an asset is not susceptible to distribution (for example, interests in intangibles) or where the Board of Directors determines that it would not be in the best interests of the Company and its stockholders for such assets to be distributed directly to the stockholders at such time. If all of the Company's assets (other then the Contingency Reserve) are not sold or distributed prior to the third anniversary of the effectiveness of the dissolution the Company must transfer in final distribution such remaining assets to a liquidating trust. The Board of Directors may also elect in its discretion to transfer the Contingency Reserve, if any, to such a liquidating trust. Notwithstanding the foregoing, to the extent that the distribution or transfer of any asset cannot be effected without the consent of a governmental authority, no such distribution or transfer shall be effected without such consent. The purpose of a liquidating trust would be to distribute such property or to sell such property on terms satisfactory to the liquidating trustees, and distribute the proceeds of such sale after paying those liabilities of the Company, if any, assumed by the trust, to the Company's stockholders. Any liquidating trust acquiring all of the unsold assets of the Company will assume all of the liabilities and obligations of the Company and will be obligated to pay any expenses and liabilities of the Company which remain unsatisfied. If the Contingency Reserve transferred to the liquidating trust is exhausted, such expenses and liabilities will be satisfied out of the liquidating trust's other unsold assets.

     The Plan authorizes the Board of Directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause the Company to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by the Board of Directors. It is anticipated that the Board of Directors will select such trustee or trustees on the basis of the experience of such individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the liquidating trust or trusts and the ability of such individual or entity to serve the best interests of the Company's stockholders. It is anticipated that a majority of the trustees would be required to be independent of the Company's management. Approval of the Plan by the stockholders will also constitute the approval by the Company's stockholders of any such appointment and any liquidating trust agreement or agreements.

     The Company has no present plans to use a liquidating trust or trusts, but the Board of Directors believes the flexibility provided by the Plan with respect to the liquidating trusts to be advisable. The trust would be evidenced by a trust agreement between the Company and the trustees. The purpose of the trust would be to serve as a temporary repository for the trust property prior to its disposition or distribution to the Company's stockholders. The transfer to the trust and distribution of interests therein to the Company's stockholders would enable the Company to divest itself of the trust property and permit the Company's stockholders to enjoy the economic benefits of ownership thereof. Pursuant to the trust agreement, the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to the Company's stockholders, to be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the trust agreement. It is anticipated that the interests would be evidenced only by the records of the trust and there would be no certificates or other tangible evidence of such interests and that no holder of Common Stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of Common Stock in order to receive the interests. It is further anticipated that pursuant to the trust agreements (i) a majority of the trustees would be required to be independent of the Company's management;
(ii) approval of a majority of the trustees would be required to take any action; and (iii) the trust would be irrevocable and would terminate after, the earliest of (x) the trust property having been fully distributed, or (y) a majority in interest of the beneficiaries of the trust, or a majority of the trustees, having approved of such termination, or (z) a specified number of years having elapsed after the creation of the trust.

     UNDER THE DGCL, IN THE EVENT THE COMPANY FAILS TO CREATE AN ADEQUATE CONTINGENCY RESERVE FOR PAYMENT OF ITS EXPENSES AND LIABILITIES, OR SHOULD SUCH CONTINGENCY RESERVE AND THE ASSETS HELD BY THE LIQUIDATING TRUST OR TRUSTS BE EXCEEDED BY THE AMOUNT ULTIMATELY FOUND PAYABLE IN RESPECT OF EXPENSES AND LIABILITIES, EACH STOCKHOLDER COULD BE HELD LIABLE FOR THE PAYMENT TO CREDITORS OF SUCH STOCKHOLDER'S PRO RATA SHARE OF SUCH EXCESS, LIMITED TO THE AMOUNTS THERETOFORE RECEIVED BY SUCH STOCKHOLDER FROM THE COMPANY OR FROM THE LIQUIDATING TRUST OR TRUSTS.

     If the Company were held by a court to have failed to make adequate provision for its expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the Contingency Reserve and the assets of the liquidating trust or trusts, a creditor of the Company could seek an injunction against the making of distributions under the Plan on the ground that the amounts to be distributed were needed to provide for the payment of the Company's expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders and/or interest holders under the Plan.

FINAL RECORD DATE

     The Company will close its stock transfer books and discontinue recording transfers of shares of Common Stock on the Final Record Date, and thereafter certificates representing shares of Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. After the Final Record Date, the Company will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of the Company's shares will occur on or after the Final Record Date. See "Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts" below. All liquidating distributions from the Company or a liquidating trust on or after the Final Record Date will be made to stockholders according to their holdings of Common Stock as of the Final Record Date. Subsequent to the Final Record Date, the Company may at its election require stockholders to surrender certificates representing their shares of the Common Stock in order to receive subsequent distributions. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by the Company or the liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder's certificate evidencing the Common Stock has been lost, stolen or destroyed, the stockholder may be required to furnish the Company with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

LISTING AND TRADING OF THE COMMON STOCK AND INTERESTS IN THE LIQUIDATING TRUST OR TRUSTS

     The Company currently intends to close its stock transfer books on the Final Record Date and to cease recording stock transfers and issuing stock certificates (other than replacement certificates) at such time. Accordingly, it is expected that trading in the shares will cease on and after such date.

     The Common Stock is currently listed for trading on the Nasdaq Stock Market's National Market. For continued listing, a company, among other things, meet certain minimum requirements with respect to net tangible assets, market value of its securities held by non-affiliates, and minimum bid prices per share. In addition, a company must maintain an operating business. The Company expects that, as a result of the cessation of its operations and the anticipated decrease in its assets resulting from distributions to its stockholders, its Common Stock will be delisted from the Nasdaq National Market shortly after the approval of the Plan of Liquidation by the stockholders. Trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board". As a consequence of such delisting, an investor would likely find it more difficult to dispose of, or to obtain quotations as to, the price of the Common Stock. Delisting of the Common Stock may result in lower prices for the Common Stock than would otherwise prevail. In any event, the Company will close its stock transfer books upon the effectiveness of the dissolution. Thereafter, the stockholders will not be able to transfer their shares.

     It is anticipated that the interests in a liquidating trust or trusts will not be transferable, although no determination has yet been made. Such determination will be made by the Board of Directors and management prior to the transfer of unsold assets to the liquidating trust and will be based on, among other things, the Board of Directors, and managements' estimate of the value of the assets being transferred to the liquidating trust or trusts, tax matters and the impact of compliance with applicable securities laws. Should the interests be transferable, the Company plans to distribute an information statement with respect to the liquidating trust or trusts at the time of the transfer of assets and the liquidating trust or trusts may be required to comply with the periodic reporting and proxy requirements of the Exchange Act. The costs of compliance with such requirements would reduce the amount which otherwise could be distributed to interest holders. Even if transferable, the interests are not expected to be listed on a national securities exchange or quoted through Nasdaq, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets.

     As stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes (see "Certain Federal Income Tax Consequences -- The Liquidating Trust or Trusts"), the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

ABSENCE OF APPRAISAL RIGHTS

     Under the DGCL, the stockholders of the Company are not entitled to appraisal rights for their shares of Common Stock in connection with the transactions contemplated by the Plan.

REGULATORY APPROVALS

     Except for compliance by the Company with the applicable rules and regulations of the Commission in connection with the sale by the Company of the shares of Cantab stock held by the Company, no United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a general summary of the material Federal income tax consequences of the Plan to the Company's stockholders, but does not purport to be a complete analysis of all the potential tax effects. The discussion addresses neither the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain Federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Code, Treasury Regulations, Internal Revenue Service (the "IRS") rulings, and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that the Company will liquidate substantially in accordance with the Plan.

     Distributions pursuant to the Plan may occur at various times and in more than one tax year. No assurance can be given that the tax treatment described herein will remain unchanged at the time of such distributions. The following discussion presents the opinion of the Company. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan, and the Company will not seek an opinion of counsel with respect to the anticipated tax treatment. If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit to the stockholders and the Company from the liquidation.

CONSEQUENCES TO THE COMPANY

     After the approval of the Plan and until the liquidation is completed, the Company will continue to be subject to income tax on its taxable income. The Company will recognize gain or loss on sales of its assets pursuant to the Plan. Upon the distribution of any asset to stockholders pursuant to the Plan, the Company will recognize gain or loss as if such asset were sold to the stockholders at its fair market value, unless certain exceptions to the recognition of loss apply. As it is anticipated that no such exception will apply, the Company should recognize gain or loss on any distribution of assets to stockholders pursuant to the Plan.

CONSEQUENCES TO STOCKHOLDERS

     As a result of the liquidation of the Company, stockholders will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of any property distributed to them, and (ii) their tax basis for their shares of the Common Stock. A stockholder's tax basis in his or her shares will depend upon various factors, including the stockholder's cost and the amount and nature of any distributions received with respect thereto.

     A stockholder's gain or loss will be computed on a "per share" basis. The Company expects to make more than one liquidating distribution, each of which will be allocated proportionately to each share of stock owned by a stockholder. The value of each liquidating distribution will be applied against and reduce a stockholder's tax basis in his or her shares of stock, gain will be recognized by reason of a liquidating distribution only to the extent that the aggregate value of such distributions received by a stockholder with respect to a share exceeds his or her tax basis for that share. Any loss will generally be recognized only when the final distribution from the Company has been received and then only if the aggregate value of the liquidating distributions with respect to a share is less than the stockholder's tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets. Gain resulting from distributions of cash or assets from a corporation pursuant to a plan of liquidation is, therefore, generally capital gain rather than ordinary income. If it were to be determined that distributions made pursuant to the

Plan were not liquidating distributions, the result could be treatment of distributions as dividends taxable at ordinary income rates.

     Upon any distribution of property, the stockholder's tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. The gain or loss realized upon the stockholder's future sale of that property will be measured by the difference between the stockholder's tax basis in the property at the time of such sale and the proceeds of such sale.

     After the close of its taxable year, the Company will provide stockholders and the IRS with a statement of the amount of cash distributed to the stockholders and its best estimate as to the value of any property distributed to them during that year. There is no assurance that the IRS will not challenge such valuation. As a result of such a challenge, the amount of gain or loss recognized by stockholders might be changed. Distributions to stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring the stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received. Such sales, or the prospect of such sales, could reduce the market price of the securities received.

THE LIQUIDATING TRUST OR TRUSTS

     If the Company transfers assets to a liquidating trust or trusts, the Company intends to structure such trust or trusts so that stockholders will be treated for tax purposes as having received their pro rata share of the property transferred to the liquidating trust or trusts. In such event, the amount of the distribution will be reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject. The liquidating trust or trusts themselves should not be subject to tax. After formation of the liquidating trust or trusts, the stockholders will take into account for Federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust or trusts. As a result of the transfer of property to the liquidating trust or trusts and the ongoing operations of the liquidating trust or trusts, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust or trusts with which to pay such tax.

TAXATION OF NON-UNITED STATES STOCKHOLDERS

     Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the Plan.

STATE AND LOCAL TAX

     Stockholders may also be subject to state or local taxes and should consult their tax advisors with respect to the state and local tax consequences of the Plan.

     THE FOREGOING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY STOCKHOLDER. THE TAX CONSEQUENCES OF THE PLAN MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF THE STOCKHOLDER. THE COMPANY RECOMMENDS THAT EACH STOCKHOLDER CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE PLAN.

                        OPINION OF HAMBRECHT & QUIST LLC

     Hambrecht & Quist LLC ("H&Q") was retained by the Company to render an opinion as to whether liquidating the Company at the earliest opportunity is fair, from a financial point of view, to the stockholders of the Company as compared to continuing to operate the Company while attempting to sell it as a going concern. The Company did not impose any limitations upon H&Q with respect to the investigations made, procedures followed or factors considered in rendering its opinion. The management of the Company cooperated fully with H&Q in connection with its analysis.

     H&Q has delivered to the Board of Directors of the Company its written opinion (the "Fairness Opinion"), dated as of the date of this Proxy Statement. The Fairness Opinion concludes that, as of such date, the consideration to be received by the holders of the Common Stock in the liquidation of the Company is fair to such holders from a financial point of view.

     The full text of the Fairness Opinion is attached as Exhibit B to this Proxy Statement. The material features of the Fairness Opinion are summarized below. This summary is not complete. STOCKHOLDERS ARE URGED TO READ THE FAIRNESS OPINION IN ITS ENTIRETY.

     In rendering its opinion, H&Q, among other things:

          (i) reviewed the publicly available financial statements of ImmuLogic for recent years and interim periods to date and certain other relevant financial and operating data of ImmuLogic made available to it from published sources and from the internal records of ImmuLogic;

          (ii) reviewed certain internal financial and operating information, including certain projections, relating to ImmuLogic prepared by the senior management of ImmuLogic;

          (iii) discussed the business, financial condition and prospects of ImmuLogic with certain members of senior management and the Board of Directors;

          (iv) reviewed with ImmuLogic management and Board of Directors other alternatives to the Plan of Liquidation, including mergers and acquisitions;

          (v) contacted potential merger or acquisition candidates for ImmuLogic;

          (vi) evaluated consideration offered by potential merger and acquisition candidates for ImmuLogic;

          (vii) reviewed the Plan of Liquidation dated March 23, 1999; and

          (viii) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as H&Q deemed relevant.

     In performing its analysis, H&Q assumed and relied upon the accuracy, completeness and reasonableness, without independent verification, of the financial projections and other information provided to it by the Company. H&Q did not make or seek to obtain current appraisals of the Company's assets in connection with its analysis. It also made numerous assumptions with respect to industry outlook, general business and economic conditions, estimated net sale proceeds of certain assets, expected ranges of future operating losses and other matters, many of which are beyond the control of the Company.

     Since 1997, H&Q has conducted an aggressive but unsuccessful campaign (a) to find a suitable buyer of the Company as a going concern, (b) to arrange a significant investment by or other strategic relationship with a larger company or (c) to identify another suitable company in which the Company might invest or which the Company might acquire. During that time, the Company has experienced (and is expected to continue to experience) negative cash flows that will erode shareholder value.

     H&Q has consented to the use of the Fairness Opinion in this Proxy Statement. However, the Fairness Opinion does not constitute a recommendation to any stockholder as to how he, she or it should vote at the Annual Meeting.

     H&Q was selected by the Board of Directors based upon its view of H&Q's qualifications, expertise, experience and familiarity with the Company's situation (based on H&Q's analysis of the Company's viability as an independent entity and its efforts to sell the Company). H&Q, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. H&Q has no present or contemplated financial interest in the Company or in any related party.

                       LIQUIDATION ANALYSIS AND ESTIMATES

     Management of the Company has estimated, as of June 30, 1999, the following potentially realizable values or ranges of realizable values for its assets, estimated liabilities and estimated costs of liquidation after the Company ceases operations. There can be no assurance, however, that the Company will be able to dispose of any of the assets below for or within the indicated values or ranges (or at all), and the Company has not sought current, independent appraisals for any of its assets.

                                                                        LOW            HIGH
                                                                      -------         -------
                                                                       (IN THOUSANDS, EXCEPT
                                                                        PER SHARE AMOUNTS)
  (i)  ESTIMATED VALUE OF ASSETS OF THE COMPANY
       Cash and cash equivalents...................................   $42,290    --   $42,290
       Cantab stock(a).............................................     3,000    --     9,000
       Facility sublease(b)........................................       500    --     2,100
       Future milestones and royalties(c)..........................         0    --     9,000
       Other assets(d).............................................       180             180
                                                                      -------         -------
       Total assets................................................   $45,970    --   $62,570
                                                                      -------         -------
 (ii)  ESTIMATED LIABILITIES OF THE COMPANY
       Accounts payable to vendors.................................   $   650         $   650
       Accrued expenses (primarily professional services)..........       300             350
       Accrued payroll and severance costs(e)......................       150             500
       Sublease deposits...........................................       540             540
                                                                      -------         -------
       Total estimated liabilities.................................   $ 1,640         $ 2,040
                                                                      -------         -------
(iii)  ESTIMATED OPERATING COSTS AND INTEREST INCOME DURING
         LIQUIDATION(f)
       Compensation for liquidation personnel......................   $   450    --   $   550
       Insurance, utilities and other costs........................       500    --       600
       Legal, audit and other professional fees....................       500    --       600
                                                                      -------         -------
       Total estimated operating costs.............................   $ 1,450    --   $ 1,750
                                                                      -------         -------
       Estimated interest income during liquidation(g).............   $   400    --   $   600
                                                                      -------         -------
       NET ESTIMATED COSTS DURING LIQUIDATION PERIOD...............   $   850    --   $ 1,350
                                                                      -------         -------
 (iv)  ESTIMATED NET PROCEEDS AVAILABLE FOR DISTRIBUTION TO
         SHAREHOLDERS(h)...........................................   $42,580    --   $60,080
                                                                      -------         -------
  (v)  ESTIMATED NET PROCEEDS AVAILABLE FOR DISTRIBUTION PER
         OUTSTANDING COMMON SHARE(i)...............................   $  2.09    --   $  2.95
                                                                      =======         =======

---------------
NOTES:

(a) The Company currently owns 2,566,845 Cantab ordinary shares in the form of 855,615 American Depository Shares ("ADSs"). One ADS is equal to approximately three ordinary shares. On June 30, 1999, the price per share of each ADS on the Nasdaq National Market was $9.50. Based on such price, the aggregate value of the ADSs held by the Company was $128,000. Under the terms of the Company's agreement with Cantab, the Company has agreed that it will not sell any of the ADSs or Cantab ordinary shares represented by the ADSs prior to August 2, 1999. Thereafter, the Company may immediately sell up to 25% of the ADSs, and then may sell an additional 25% every 90 days thereafter. In addition, the Company is obligated to sell such shares through a broker or brokers designated by Cantab and approved by the Company, and in a manner to be agreed upon by the Company and Cantab that is mutually advantageous to the Company and Cantab, considering the desire for the Company to sell and the desire of Cantab to avoid undue disruption of the market for such securities. As of June 30, 1999, the Company has recorded an aggregate value for the ADSs of $8,128,000. In accordance with Financial Accounting Standards No. 115 -- "Accounting for Certain Investments in Debt and Equity Securities", this value was calculated using the original cost basis for those shares not freely marketable within a year, and the price per share on the Nasdaq National Market as of June 30, 1999 for those shares freely marketable within a year. On June 30, 1999, the last reported sale price of the ADSs on the Nasdaq National Market was $9.50.

    During the twelve months ended June 30, 1999, the ADSs traded on the Nasdaq National Market in a range of $8.00 to $11.75. The average daily volume of the shares during this twelve-month period has been minimal. The Board of Directors has not yet determined when to sell any shares of Cantab stock or the manner of any such sale. This determination will be based on the judgement of the Board of Directors as to whether the sale of the Cantab stock at any particular time will result in realization of the highest possible value to the Company's stockholders and will be based upon several factors, including without limitation, (i) the Company's contractual obligations to Cantab; (ii) the anticipated effect on the market price of Cantab stock; (iii) whether a sale of Cantab stock would require registration under the Securities Act or the Exchange Act; (iv) whether an orderly public market for Cantab stock exists; and (v) the availability of one or more purchasers of the stock in a private sale. Based upon its trading history and the contractual restrictions to which it is subject, the Company estimates that the range of value for this stock to be between $3 million and $9 million.

(b) In February, 1998, the Company entered into a phased sublease agreement with Scriptgen Pharmaceuticals, Inc., a private biotechnology company ("Scriptgen"), for its 85,000 square foot headquarters and research and development facility located in Waltham, Massachusetts. The entire facility will be subleased to Scriptgen effective August 31, 1999. Under the terms of the sublease, Scriptgen has assumed the Company's obligations under the lease in addition to reimbursing the Company for a portion of the Company's leasehold investments. The leasehold investment reimbursement to the Company is approximately $93,000 a month from September 1, 1999 to the end of the original lease term, which extends to August 2002. If the current sublease arrangement were to remain in effect through August 2002 and Scriptgen were to honor its obligations during this period, the Company would expect to receive approximately $3,350,000 from Scriptgen for leasehold investment reimbursements. The Company, as lessee under the lease, is still responsible if Scriptgen defaults under the lease. The Company is currently in negotiation with the landlord and Scriptgen regarding an arrangement which would eliminate the Company's liability for the lease in the event that Scriptgen were to default on its sublease obligations. In consideration for such arrangement, the Company would receive a reduced amount of leasehold investment reimbursement. The Company's fixed assets at June 30, 1999 include approximately $2,100,000 in payments for leasehold improvements that the Company would expect to receive from the landlord through August 2002 if the negotiations described above are successful.

    The monthly lease obligation Scriptgen has assumed is approximately $150,000. Total lease payment obligations from July 1, 1999, to the end of the entire lease term is approximately $6 million. As discussed in the "Primary Provisions of the Plan", the Certificate of Dissolution will not be filed until the Company disposes of this lease insofar as the filing of such Certificate would cause an event of default under such lease. As discussed above, the Company is seeking to enter into an arrangement with the landlord or another third party to assume all obligations under the lease in exchange for a portion of the leasehold improvement reimbursements. The Company has retained the services of a real estate broker to assist in the process. The Company is in discussions with the landlord concerning such an arrangement. While there can be no assurance that the Company will be able to reach an agreement with the landlord or find a third party willing to assume these obligation in exchange for the leasehold improvement reimbursements or that the landlord will approve such arrangement, the Company estimates that the net value to be received from such arrangement, if it were to occur, is between $500,000 and $2,100,000.

(c) The Company could receive up to a maximum of $11 million in milestone payments contingent upon Cantab's successful development to the end of Phase II clinical trials of the Nicotine and Cocaine Programs sold to Cantab. These payments may be made in cash or in additional ADSs or a combination thereof at Cantab's discretion. The Company would receive the following for successful completion of the Phases as defined in the Agreement as follows:

    Cocaine.......................................  Phase II    $2 million
    Nicotine......................................  Phase I     $3 million
    Nicotine......................................  Phase II    $6 million

    Upon receipt of the Phase II Cocaine or Phase I Nicotine milestones in the form of Cantab stock or ADSs, the Company may sell up to 25% of such shares in each of the four quarters following the expiration of an initial six-month period. There would be no lock-up on shares paid in respect of any additional milestones. The Company estimates the range of value to be realized from these milestones to be $0 to $9 million.

    The Company could potentially also receive a share of net royalties Cantab receives from vaccine sales proportionate to the level of worldwide product sales achieved. While the Company will attempt to monetize these potential royalty streams, the Company does not anticipate receiving significant value for them.

    The Company also entered into license agreements with Heska Corporation ("Heska") and Sankyo Co., Ltd. ("Sankyo") for certain allergy therapy patents. The Company will attempt to monetize these potential milestone and royalty streams; however, since these are potential revenues several years in the future, the Company does not anticipate that monetizing them will result in significant value to the Company.

(d) Other assets consist principally of research and development reimbursements due from Cantab.

(e) The estimated accrued payroll and severance costs consists of approximately $100,000 for staff and a range of $50,000 to $400,000 for the estimated amounts specified by employment contracts between the Company and two of its former executive officers. The variability in the severance costs is due to the Company's contractual commitments to pay two executives the amount by which their base salary ("ImmuLogic base"), as defined, in their last year at the Company exceeds their compensation beginning 12 months from the date of termination and ending 24 months from the date of termination. One of these executives is Dr. Marr. See "Employment, Termination and Change in Control Arrangements." The other executive is currently in the 12- to 24-month period which expires on February 1, 2000. The Company has estimated a range of $150,000 to $500,000 for all of these costs.

(f) The estimate of operating costs and interest income during liquidation (which includes all costs presently known or intended by management of the Company) is based upon management's estimate that it will require approximately 3 to 3 1/2 years from the date that the stockholders approve the plan of liquidation to liquidate the Company. Furthermore, management has included an estimate of administrative costs to dissolve the Company and, if necessary, transfer the remaining assets and liabilities into a Liquidating Trust.

    As of July 12 , 1999, the Company had three part-time personnel and six Board members. Upon approval of the Plan, the Company anticipates compensating two part-time personnel and three Board members. One of the Board members is also anticipated to be the President. Compensation for these individuals will be approved by the Board and will be reasonable and customary with the level of responsibility.

    Insurance, utilities and other costs consists principally of Directors & Officers Liability Insurance.

(g) The interest income estimates assume ranges of 4.0% to 5.5% for rates of return applied to a range of cash reserved for liquidation expense.

(h) The $42,580,000 represents a combination of the low assets and high liabilities/cost estimates, while the $60,080,000 represents a combination of the high assets and low liabilities/cost estimates.

(i) Based on 20,376,296 shares outstanding as of June 30, 1999. This estimate does not take into account shares subject to outstanding options, insofar as exercise prices generally are substantially in excess of recent trading prices for the Common Stock.

     THE METHOD USED BY THE BOARD OF DIRECTORS AND MANAGEMENT IN ESTIMATING THE VALUES AND VALUE RANGES OF THE COMPANY'S ASSETS ARE INEXACT AND MAY NOT APPROXIMATE VALUES ACTUALLY REALIZED. THE BOARD OF DIRECTORS' ASSESSMENT ASSUMES THAT THE ESTIMATE OF THE COMPANY'S LIABILITIES AND OPERATING COSTS ARE ACCURATE, BUT THOSE ESTIMATES ARE SUBJECT TO NUMEROUS UNCERTAINTIES BEYOND THE COMPANY'S CONTROL AND ALSO DO NOT REFLECT ANY CONTINGENT LIABILITIES THAT MAY MATERIALIZE. FOR ALL THESE REASONS, THERE CAN BE NO ASSURANCE THAT THE ACTUAL NET PROCEEDS DISTRIBUTED TO STOCKHOLDERS IN LIQUIDATION WILL NOT BE SIGNIFICANTLY LESS THAN THE ESTIMATED AMOUNT SHOWN. MOREOVER, NO ASSURANCE CAN BE GIVEN THAT ANY AMOUNTS TO BE RECEIVED BY THE COMPANY'S STOCKHOLDERS IN LIQUIDATION WILL EQUAL OR EXCEED THE PRICE OR PRICES AT WHICH THE COMMON STOCK HAS RECENTLY TRADED OR MAY TRADE IN THE FUTURE.

     Since the terms of any disposition of assets pursuant to the Plan of Liquidation have not been determined, the Company has concluded that pro forma financial information concerning the Plan of Liquidation cannot be presented in any meaningful fashion. The following table sets forth a reconciliation of relevant portions of the estimates set forth above under "Liquidation Analysis and Estimates" with the Company's stockholders equity, as set forth in its unaudited balance sheet as of June 30, 1999:

                                                                LOW       HIGH
                                                              -------    -------
                                                                (IN THOUSANDS)
Total stockholders equity as of June 30, 1999...............  $50,839    $50,839
(Reduction) Increase in carrying value of assets and
  liabilities as of June 30, 1999 compared to the estimated
  fair value................................................   (7,409)    10,591

Estimated net operating costs during liquidation............     (850)    (1,350)
                                                              -------    -------
ESTIMATED NET PROCEEDS AVAILABLE FOR DISTRIBUTION TO
  SHAREHOLDERS..............................................  $42,580    $60,080
                                                              =======    =======

VOTE REQUIRED AND BOARD RECOMMENDATION

     The approval of the Plan of Liquidation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

     THE BOARD BELIEVES THAT THE PLAN OF LIQUIDATION IS IN THE BEST INTERESTS OF THE COMPANY'S STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL. IT IS INTENDED THAT SHARES REPRESENTED BY THE ENCLOSED FORM OF PROXY WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS OTHERWISE SPECIFIED IN SUCH PROXY.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's 1999 Annual Report to Stockholders, which includes the full text of the Company's Annual Report on Form 10-K, as amended by a Form 10-K/A, for the fiscal year ended December 31, 1998 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, is incorporated herein by reference.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Annual Meeting or any adjournment or postponement thereof shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     The Company will provide without charge to each person to whom a copy of this Proxy Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to ImmuLogic Pharmaceutical Corporation, 610 Lincoln Street, Waltham, MA 02451, Attention: J. Richard Crowley, President.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                            By Order of the Board of Directors,

                                            J. RICHARD CROWLEY,
                                            Secretary

July 15, 1999

                                 EXHIBIT INDEX

EXHIBIT                                                       PAGE NUMBER
-------                                                       -----------
Exhibit A -- Plan of Complete Liquidation and Dissolution...      34
Exhibit B -- Fairness Opinion of Hambrecht & Quist LLC......      38

                                                                       EXHIBIT A
                                                                       ---------
                  PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION
                                       OF
                      IMMULOGIC PHARMACEUTICAL CORPORATION

     This Plan of Complete Liquidation and Dissolution (the "Plan") is intended to accomplish the complete liquidation and dissolution of ImmuLogic Pharmaceutical Corporation, a Delaware corporation (the "Company"), in accordance with the Delaware General Corporation Law and Section 331 of the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

     1. The Board of Directors of the Company (the "Board of Directors") has adopted this Plan and called a meeting (the "Meeting") of the Company's stockholders (the "Stockholders") to take action on the Plan. If Stockholders holding a majority of the Company's outstanding common stock, par value $.01 per share (the "Common Stock"), vote for the adoption of this Plan at the Meeting, the Plan shall constitute the adopted Plan of the Company as of the date of the Meeting, or such later date on which the Stockholders may approve the Plan if the Meeting is adjourned to a later date (the "Adoption Date").

     2. After the Adoption Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business and affairs, and distribute its assets in accordance with this Plan. No later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

     3. From and after the Adoption Date, the Company shall complete the following corporate actions:

          (a) The Company shall determine whether and when to (i) transfer the Company's property and assets (other than cash, cash equivalents and accounts receivable) to a liquidating trust (established pursuant to
     Section 6 hereof), or (ii) collect, sell, exchange or otherwise dispose of all of its property and assets in one or more transactions upon such terms and conditions as the Board of Directors, in its absolute discretion, deems expedient and in the best interests of the Company and the Stockholders. In connection with such collection, sale, exchange and other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

          (b) The Company shall pay or, as determined by the Board of Directors, make reasonable provision to pay, all claims and obligations of the Company, including all contingent, conditional or unmatured claims known to the Company and all claims which are known to the Company but for which the identity of the claimant is unknown.

          (c) The Company shall distribute pro rata to the Stockholders, all available cash including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the claims and obligations of the Company. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board of Directors or the Trustees (as defined in Section 6 hereof), in their absolute discretion, may determine. If and to the extent deemed necessary, appropriate or desirable by the Board of Directors or the Trustees, in their absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the "Contingency Reserve") to satisfy claims against the Company, including, without limitation, tax obligations, and all expenses of the sale of the Company's property and assets, of the collection and defense of the Company's property and assets, and of the liquidation and dissolution provided for in this Plan.

     4. The distributions to the Stockholders pursuant to Sections 3, 6 and 7 hereof shall be in complete redemption and cancellation of all of the outstanding Common Stock of the Company. As a condition to receipt of any distribution to the Stockholders, the Board of Directors or the Trustees, in their absolute discretion, may require the Stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of Directors or the Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors or the Trustees ("Satisfactory Evidence and Indemnity"). As a condition to receipt of any final distribution to the Stockholders, the Board of Directors or the Trustees, in their absolute discretion, may require the Stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for cancellation or (ii) furnish the Company with Satisfactory Evidence and Indemnity. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the earliest to occur of (i) the close of business on the record date fixed by the Board of Directors for the final liquidating distribution,
(ii) the close of business on the date on which the remaining assets of the Company are transferred to the Trust or (iii) the date on which the Company ceases to exist under the Delaware General Corporation Law (following any post-dissolution continuation period thereunder), and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

     5. If any distribution to a Stockholder cannot be made, whether because the Stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which such Stockholder is entitled (unless transferred to the Trust established pursuant to Section 6 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

     6. If deemed necessary, appropriate or desirable by the Board of Directors, in its absolute discretion, in furtherance of the liquidation and distribution of the Company's assets to the Stockholders, as a final liquidating distribution or from time to time, the Company shall transfer to one or more liquidating trustees, for the benefit of the Stockholders (the "Trustees"), under a liquidating trust (the "Trust"), any assets of the Company which are (i) not reasonably susceptible to distribution to the Stockholders, including without limitation non-cash assets and assets held on behalf of the Stockholders
(a) who cannot be located or who do not tender their certificates evidencing the Common Stock to the Company or its agent as herein above required or (b) to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the federal securities laws and regulations promulgated thereunder, or (ii) held as the Contingency Reserve. The Board of Directors is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the Stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the Stockholders for the purposes of Section 3 of this Plan. Any such conveyance to the Trustees shall be in trust for the Stockholders of the Company. The Company, subject to this
Section 6 and as
authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Stockholders of any such appointment, any such liquidating trust agreement and any transfer of assets by the Company to the Trust as their act and as a part hereof as if herein written.

     7. Whether or not a Trust shall have been previously established pursuant to Section 6, in the event it should not be feasible for the Company to make the final distribution to the Stockholders of all assets and properties of the Company prior to June 30, 2002, then, on or before such date, the Company shall be required to establish a Trust and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustees as set forth in Section 6.

     8. After the Adoption Date, the officers of the Company shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the "Certificate of Dissolution") in accordance with the Delaware General Corporation Law.

     9. Adoption of this Plan by holders of a majority of the outstanding Common Stock shall constitute the approval of the Stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

     10. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

     11. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay to the Company's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Company's stockholders of the payment of any such compensation.

     12. The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its certificate of incorporation, as amended, and by-laws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board of Directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company's obligations hereunder.

     13. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Stockholders, the Board of Directors may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Stockholders to the extent permitted by the Delaware General Corporation Law.

     14. The Board of Directors of the Company is hereby authorized, without further action by the Stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board of

Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

                                                                       EXHIBIT B
                                                                       ---------

                     [LETTERHEAD OF HAMBRECHT & QUIST LLC]

May 11, 1999

Confidential
------------

The Board of Directors
ImmuLogic Pharmaceutical Corporation

Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock (the "Common Stock") of ImmuLogic Pharmaceutical Corporation ("ImmuLogic" or the "Company") of the consideration to be received by such shareholders in connection with the proposed liquidation of the Company (the "Proposed Transaction") pursuant to the Plan of Liquidation dated as of March 23, 1999 (the "Plan").

     We understand that the terms of the liquidation provide, among other things, that the holders of each issued and outstanding share of Common Stock shall receive approximately $1.80 per share in cash in the initial distribution, with subsequent distributions to follow if warranted by the disposition of remaining assets including Cantab Pharmaceuticals plc.

     Hambrecht & Quist LLC ("Hambrecht & Quist"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as a financial advisor to the Board of Directors of ImmuLogic in connection with the Proposed Transaction, and we will receive a fee for our services, which include the rendering of this opinion.

     In the past, we have provided investment banking and other financial advisory services to ImmuLogic and have received fees for rendering these services. In the ordinary course of business, Hambrecht & Quist acts as a market maker and broker in the publicly traded securities of ImmuLogic and receives customary compensation in connection therewith. In the ordinary course of business, Hambrecht & Quist trades in the equity securities of ImmuLogic for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

     In connection with our review of the Proposed Transaction, and in arriving at our opinion, we have, among other things:

          (i) reviewed the publicly available financial statements of ImmuLogic for recent years and interim periods to date and certain other relevant financial and operating data of ImmuLogic made available to us from published sources and from the internal records of ImmuLogic;

          (ii) reviewed certain internal financial and operating information, including certain projections, relating to ImmuLogic prepared by the senior management of ImmuLogic;

          (iii) discussed the business, financial condition and prospects of ImmuLogic with certain members of senior management and the Board of Directors;

          (iv) reviewed with ImmuLogic management and Board of Directors other alternatives to the Proposed Transaction, including mergers and acquisitions;

          (v) contacted potential merger or acquisition candidates for ImmuLogic;

          (vi) evaluated consideration offered by potential merger and acquisition candidates for ImmuLogic;

          (vii) reviewed a draft of the Plan of Liquidation dated March 23, 1999;

          (viii) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as we deemed relevant.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all of the information concerning ImmuLogic considered in connection with our review of the Proposed Transaction, and we have not assumed any responsibility for independent verification of such information. We have not prepared any independent valuation or appraisal of any of the assets or liabilities of ImmuLogic, nor have we conducted a physical inspection of the properties and facilities of the Company. With respect to the financial forecasts and projections made available to us and used in our analysis, we have assumed that they reflect the best currently available estimates and judgments of the expected future financial performance of ImmuLogic. For purposes of this opinion, we have assumed that ImmuLogic is not a party to any pending transactions, including external financings, recapitalizations or material merger discussions, other than the Proposed Transaction. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter and any change in such conditions would require a reevaluation of this opinion. In rendering this opinion, we have assumed that the Proposed Transaction will be consummated substantially on the terms discussed in the Plan of Liquidation.

     It is understood that this letter is for the information of the Board of Directors only and may not be used for any other purpose without our prior written consent; provided, however, that this letter may be reproduced in full in the Proxy Statement. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Proposed Transaction.

     Based upon and subject to the foregoing and after considering such other matters as we deem relevant, we are of the opinion that as of the date hereof the consideration to be received by the holders of the Common Stock in the Proposed Transaction is fair to such holders from a financial point of view.

                                            Very truly yours,

                                            HAMBRECHT & QUIST LLC

                                            By    /s/ PAUL B. CLEVELAND
                                              ----------------------------------
                                                     Paul B. Cleveland
                                                     Managing Director

                                                                      1063-PS-99

                                                                      Appendix 1
                                                                      ----------


PROXY                                                                      PROXY
                      IMMULOGIC PHARMACEUTICAL CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS--AUGUST 18, 1999

     The undersigned, having received notice of the meeting and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) J. Richard Crowley, Steven D. Singer and Susan W. Murley and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of ImmuLogic Pharmaceutical Corporation (the "Company") to be held on Wednesday, August 18, 1999, and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

     Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

     In their discretion, the named Proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

               PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE

A [X] Please mark your votes as in this example.

1.   To elect the following
     three individuals to
     serve as Directors of
     the Company
                                                                   WITHHELD
     Nominees:    J. Richard Crowley       FOR ALL NOMINEES    FROM ALL NOMINEES
                  Carl S. Goldfischer
                  Daniel L. Korpolinski          [ ]                  [ ]


     [ ] ___________________________________________________
         For all nominees except as noted above.

                                                      FOR     AGAINST    ABSTAIN
2.   To approve the Plan of Complete Liquidation      [ ]       [ ]        [ ]
     and Dissolution of the Company as described in the accompanying proxy statement.

     The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal specified above, this proxy will be voted for such election to office or proposal.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Signature(s):                      Signature(s):                           Dated:
             ---------------------              --------------------------       ---------------

NOTE: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.

                                                                     APPENDIX 2

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF IMMULOGIC PHARMACEUTICAL
CORPORATION

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, cash flows and changes in stockholders' equity present fairly, in all material respects, the financial position of ImmuLogic Pharmaceutical Corporation as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Notes A and D to the consolidated financial statements, on March 23, 1999, the Company's Board of Directors approved a plan to liquidate and dissolve the Company, which plan is subject to stockholder approval.


                                        /s/ PricewaterhouseCoopers LLP

                                        PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
February 3, 1999, except
 as to the information
 in Notes A and D for
 which the date is
 March 23, 1999